Exhibit 10.1

STRATEGIC ALLIANCE AGREEMENT

STRATEGIC ALLIANCE AGREEMENT, dated as of January 28, 2021 (this “Agreement”), between Leon Office (H.K.) Ltd, a company established and existing under the laws of Hong Kong, with its head office at Seabright Plaza 12/F, Shell Street 9-23, North Point, Hong Kong (“LEON”) and Kiromic Biopharma, Inc., a corporation incorporated in the State of Delaware, United States (Company Registration No. 6053390/DE, IRS Employer Identification No. 46-4762913), with its principal executive office at 7707 Fannin St, Suite 140, Houston, Texas 77054, listed on Nasdaq Market, ticker KRBP, (“KIROMIC”).

BACKGROUND

It is intended that LEON acts as an independent business development advisor on behalf of KIROMIC. LEON will seek to introduce organizations and individuals that will create business development opportunities for KIROMIC, to expand KIROMIC’s reach to international markets with a focus on the Asian market (as defined below) and to increase brand recognition and exposure through developing liaisons, collaborations, branches and subsidiaries.

KIROMIC is a pre-clinical stage biotechnology company using its proprietary DIAMOND® artificial intelligence platform to improve drug discovery and development with a therapeutic focus on immune oncology.

On September 25, 2019, KIROMIC and Mr. Angelo Minotti (“Mr. Minotti”), General Manager of LEON, entered into a director offer letter whereby KIROMIC intended to have Mr. Minotti to serve as a special proxy for KIROMIC’s far east market development, particularly China. Mr. Minotti currently does not serve as a Director of KIROMIC and this Agreement is intended to replace this previous arrangement.

KIROMIC and LEON desire to enter into a strategic alliance with each other through which LEON will be compensated for referring (i) academic institutions and hospitals (the “scientific partner”) located in Asian market, including but not limited to, the Chinese University of Hong Kong, Tsinghua University (Beijing), Cancer Center of Guangzhou Medical University, Sun Yat-sen University Cancer Center, Queen Mary Hospital (Hong Kong) and other hospitals or research center located in China and others Far East Countries, such as, but not limited to South Korea, Malaysia, Thailand, Taiwan, Japan; (ii) potential business partners; and (iii) potential investors to KIROMIC (such scientific partners, potential business partners and investors are referred to in this Agreement as “Interested Parties”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, the parties agree as follows:

1.	REFERRALS.

LEON shall develop the following projects, with authorization from KIROMIC, and potentially represent KIROMIC to all Interested Parties in the Asian market during the term of this Agreement. Asian market includes all the countries that are geographically included in Asia territories. KIROMIC and LEON shall undertake the following actions during the term of this Agreement to their mutual benefit:

(a)LEON will use commercially reasonable efforts to refer Interested Parties in the Asian market to KIROMIC and will facilitate the implementation of a partnership between the Interested Parties and KIROMIC.

(b)LEON will use commercially reasonable efforts to research the Asian market, with a primary, but not exclusive, focus on determining the most suitable structures for the development of medical partnerships or joint ventures with scientific partners in the Asian market with a mission to test products to be created by the joint venture resulting from such partnership and to develop validation programs for any products produced by such joint venture, including programs for clinical trials and human testing and, ultimately, for product certification.

(c)LEON will use commercially reasonable efforts to research potential business and manufacture partners in the Asian market where appropriate and will discuss potential new business and manufacture partners with KIROMIC and mutually agree upon which business and manufacture the above mentioned partners should be referred to KIROMIC.

(d)LEON will use commercially reasonable efforts to search for potential investors in the Asian market for KIROMIC; provided, that none of LEON’s activities in this regard shall require LEON to register as a broker dealer in any jurisdiction nor shall any such efforts violate any applicable securities or other laws.

(e)KIROMIC shall give LEON the maximum support to further the foregoing obligations of LEON and its activities in connection therewith and on a regular and mutually agreed upon schedule, LEON shall provide Kiromic with detailed reports concerning each of these activities

(f)Right of First Refusal. LEON shall have an irrevocable right of first refusal (the “Right of First Refusal”), for a period of twelve (12) months after the date of execution of this Agreement , to act as sole agent for the activities aforementioned. For the avoidance of any doubt, KIROMIC shall not retain, engage or solicit for the activities aforementioned any additional agent or entity without the express written consent of LEON.

(g)Schedule A to this Agreement contains a list of prospective Referrals of Interested Parties (each a “Referral” and, collectively, the “Referrals”) that LEON intends to refer to KIROMIC under this Agreement. After the date hereof, from time to time, LEON shall provide to KIROMIC updates to Schedule A to this Agreement in writing, including by electronic mail, which updates shall be incorporated into and become a part of Schedule A hereto. LEON shall  be entitled to the compensation provided in Section 2 below (as and to the extent so provided in Section 2 below) if a Referral is identified on Schedule A as such schedule may be amended from time to time; provided, however, that if within five (5) business days of receipt of an amendment to Schedule A KIROMIC indicates to LEON that it is already pursuing a Referral listed on such amendment or that it does not desire that LEON pursue such Referral, then LEON shall not be entitled to the compensation provided for in Section 2 unless the parties mutually agree upon a joint strategy to convert such Referral into a KIROMIC partner or client.

2.	COMPENSATION OF LEON.

(a)KIROMIC shall pay in any case, for the first year, a fixed annual fee~~s~~ to LEON for the ~~a~~ total amount of USD $ 360,000.00 (usd three hundreds sixty thousands) payable on 4 (four) quarterly advanced stages. The payments will be made upon receiving the quarterly invoice. The first payment is due upon the execution of this agreement.

(b)KIROMIC shall also pay LEON a variable remuneration, based on each report made and communicated through Schedule A. This remuneration will be defined between the parties time by time before starting business development.

3.	REPRESENTATIONS AND WARRANTIES.

(a)Representations and Warranties LEON. LEON hereby represents and warrants to KIROMIC as follows:

(i)Authorization. LEON has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of LEON enforceable in accordance with its terms and conditions except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii)Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under LEON’s articles of organization or other constituent instruments or under any agreement, contract, lease, license, instrument or other arrangement to which LEON is a party or by which it is bound or to which any of its assets is subject.

(iii)Due Organization and Good Standing. LEON is a company duly organized, validly existing and in good standing under the laws of the State of Hong Kong and has all corporate power and corporate authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under this Agreement.

(b)Representations and Warranties of KIROMIC. KIROMIC hereby represents and warrants to LEON as follows:

(i)Authorization. KIROMIC has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of KIROMIC enforceable in accordance with its terms and conditions except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(ii)Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under KIROMIC’s charter, bylaws or other constituent instruments or under any agreement, contract, lease, license, instrument or other arrangement to which KIROMIC is a party or by which it is bound or to which any of its assets is subject.

(iii)Due Organization and Good Standing. KIROMIC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has power and authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under the this Agreement.

4.	INDEMNIFICATION.

(a)Each party shall indemnify, defend and hold the other parties harmless from and against any and all suits, claims, losses, damages, final judgments, reasonable costs and expenses (including, without limitation, reasonable attorney’s fees and court costs) actually incurred (collectively, “Adverse Consequences”), relating to, in connection with, or arising out of, a breach by such party of the representations and warranties made by such party in this Agreement or as the result of the breach of any covenant or agreement of such party contained herein.

(b)The indemnification, defense obligation and hold harmless set forth in this Section 5 shall only be available if the party seeking indemnification (1) promptly notifies the other party in writing of any such Adverse Consequences, (2) allows the other party to have sole control of the defense and all related settlement negotiations; and (3) provides the other party with the information, authority and assistance necessary to perform its obligations under this Section 4.

5.LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES BASED ON ANY THEORY OF CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.INDEPENDENT CONTRACTOR. Each party will be and shall act as an independent contractor and not as an agent or partner of, or joint venturer with the other party for any purpose and neither party shall have the right, power, or authority to act or create any obligation, express or implied, on behalf of the other party. Neither party shall have any liability to the other party  or any of such party’s clients or customers: (i) arising out of the other party’s work or (ii) or any personal injury, product liability or other claims arising from the other party’s promotion, sale or distribution of the other party’s services or products.

7.CONFIDENTIALITY. All parties acknowledge that, during the term of this Agreement, each party will provide the other with confidential and/or proprietary information, including but not limited to data, information, ideas, materials, specifications, procedures, schedules, software, technical processes and formulas, source code, product designs, sales, cost and other unpublished financial information, product and business plans, advertising revenues, usage rates, advertising relationships, projections, marketing data or other relevant information that is marked “confidential” (or similarly) or, if not so marked, is clearly intended to be confidential (collectively, “Confidential Information”). Each party shall protect all such Confidential Information of the other with at least the same degree of care it uses to protect its own confidential information, but not less than a reasonable degree of care. Neither party shall use, disclose, provide, or permit any person to obtain any such Confidential Information in any form, except for employees, agents, or independent contractors whose access is required to carry out the purposes of this Agreement and who have agreed to be subject to the same restrictions as set forth herein. Each party acknowledges that the unauthorized use or disclosure of the other  party’s Confidential Information would cause irreparable harm and significant injury that may be difficult to compensate. Accordingly, each party agrees that the other party will have the right to seek and obtain temporary and permanent injunctive relief in addition to any other rights and remedies it may have. The confidentiality obligations of this Section shall not apply to any information received by a party that (i) is generally available to or previously known to the public, (ii) was known to such party, without violation of a nondisclosure obligation, prior to disclosure by the other party, (iii) is independently developed by such party outside the scope of this Agreement without unauthorized use of or reference to the other party’s Confidential Information, or (iv) is lawfully disclosed pursuant to a court order, provided that the party  subject to such order shall promptly notify the party whose Confidential Information is to be disclosed, so such party may seek a protective or similar order.

8.	TERM AND TERMINATION.

(a)Term. This Agreement shall commence on execution and remain in effect for one (1) year, unless earlier terminated as otherwise provided in this Agreement (the “Initial Term”). This Agreement shall automatically renew on an annual basis thereafter (each, a “Renewal Term”) until terminated.

(b)Termination Without Cause. Any party may terminate this Agreement by providing the other party with written notice at least thirty (~~30~~ 120) days prior to the proposed date of termination.

(c)Obligations upon Termination. In the event of the termination of this Agreement, each party will return to the other party any items in its possession containing any materials, software, documentation, and any other confidential materials furnished to such party pursuant to this Agreement, or upon request by the disclosing party, destroy such materials and all copies, and certify in writing that they have been destroyed, except as may be reasonably necessary for such party to meet its obligations to any customer. Following the termination of this Agreement, (i) LEON shall no longer provide updates to Schedule A hereof, and (ii) LEON shall continue to be entitled to the compensation provided for under Section 2 as to Referrals made prior to the date of termination.

9.	MISCELLANEOUS.

(a)Entire Agreement. This Agreement shall constitute the entire agreement between the parties and shall supersede any other existing agreements between them, whether oral or written, with respect to the subject matter hereof. There are no oral understandings or undertakings of any kind with respect hereto not expressly set forth and contained herein. No agent of any party shall have any authority to change or modify any of the terms of this Agreement and no amendment of this Agreement shall be of any effect unless in writing and signed by a duly authorized officer of each party.

(b)Governing Law. This Agreement shall be interpreted and construed under the laws of the State of Texas, excluding its body of law controlling conflict of laws. The parties hereby irrevocably consent to the exclusive jurisdiction of the state or federal courts of the state of Texas and agree to interpose no objection or defense premised in whole or in part on lack of personal jurisdiction, inconvenient forum, or want of venue.

(c)Expenses. Except as otherwise provided herein, or as may hereafter be  established by an agreement in writing executed by the parties hereto, all expenses incurred by each party in performing its obligations hereunder shall be borne by the party incurring the expense; except that in the event of a breach of this Agreement by a party, the prevailing party shall be entitled to all costs of collection and enforcing its rights hereunder, including reasonable attorneys’ fees and court costs.

(d)Restrictions of Transfer. No party may assign its rights, duties or obligations under this Agreement to any person or entity, in whole or in part, whether by assignment, sublicense, operation of law or otherwise, without the prior written consent of the other parties, provided any party may assign this Agreement without the other party’s consent upon the sale of its business or all or substantially all of its assets. Notwithstanding the foregoing, the rights of each party hereunder shall survive any sale of such party’s business or all or substantially all of such party’s assets.

(e)Notice. All notices hereunder shall be in writing. All such notices may be given personally, by certified or registered mail, by overnight courier using a delivery receipt of record or by facsimile transmission. All such notices shall be deemed to be received as follows: (i) if delivered personally, when received; (ii) if mailed, three (3) days after being mailed; (iii) if sent by overnight courier, when signed for (iv) if sent by facsimile, on the first business day in which a complete and legible transmission had been received prior to 5:00 p.m. at the recipient's time zone, or (v) by e-mail, if confirmed within two (2) business days by one of the preceding methods. Notices shall be sent to the parties at the addresses listed above or to such other  address as one party may, from time to time, designate by notice to the other party.

(f)Severability. If any provision of this Agreement is determined to be invalid or unenforceable under any applicable statute or rule of law, such provision shall be reformed to the minimum extent necessary to cause such provision to be valid and enforceable, provided the reformed provision shall not have a material adverse effect on the substantive rights of either party. If no such reformation is possible, then such provision shall be deemed omitted, and the balance of the Agreement shall remain valid and enforceable, unaffected by such provision.

(g)Waiver. No waiver of any provision of this Agreement shall be binding unless executed in writing by the party making the waiver. No waiver of any of the provisions of this Agreement shall be deemed a waiver of such provision on any other occasion, nor the waiver of any other provision, whether or not similar. No delay in the enforcement of any provision of this Agreement shall constitute a waiver of the right to enforce such provision in that or any other instance.

(h)Counterparts; Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be considered an original and all of which shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

(i)Headings. The section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof.

(j)Survival. The following provisions survive the termination or non-renewal of this Agreement: Section 2 (Compensation, but only for Referrals occurring prior to termination), Section 5 (Indemnification), Section 6 (Limitation of Liability), Section 8 (Confidentiality), Section 9(c) (Obligations upon Termination), and Section 10 (Miscellaneous).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

KIROMIC BIOPHARMA, INC.

By:
Name:
Title:

LEON OFFICE (H.K.) LTD

By:
Name:
Title:

SCHEDULE A

REFERRALS

(See Attached)